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Exhibit 3.8

AMENDMENT NO. 4
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MARKWEST ENERGY GP, L.L.C.

        This Amendment No. 4 (this "Amendment No. 4") to the Amended and Restated Limited Liability Company Agreement of MarkWest Energy GP, L.L.C. (the "Company"), dated as of May 24, 2002, as amended by Amendment No. 1 to the LLC Agreement effective December 31, 2004 and Amendment No. 2 to the LLC Agreement effective January 15, 2005 (the "LLC Agreement"), is hereby approved and adopted by the undersigned Members of the Company in accordance with Sections 6.8(b) and 18.1 of the LLC Agreement, to be effective March 31, 2008. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the LLC Agreement.

RECITALS

        WHEREAS, Section 18.1 of the LLC Agreement provides that the LLC Agreement may be amended pursuant to any amendment that is approved by Members holding a majority of the total Membership Interests outstanding;

        WHEREAS, Section 6.8(b) of the LLC Agreement provides that, for so long as any Class A Membership Interests are outstanding, the vote or written consent of the Class A Members shall be necessary for effecting or validating any amendment of the LLC Agreement and to increase the authorized number of members on the Board;

        WHEREAS, the undersigned beneficially owns all of the outstanding Class A Membership Interests and 99% of the total outstanding Membership Interests;

        WHEREAS, Amendment No. 1 to the LLC Agreement was entered into effective December 31, 2004;

        WHEREAS, Amendment No. 2 to the LLC Agreement was entered into effective January 15, 2005;

        WHEREAS, Amendment No. 3 to the LLC Agreement was entered into effective February 21, 2008;

        WHEREAS, pursuant to the closing of that certain Agreement And Plan Of Redemption And Merger, dated as of September 5, 2007, entered into by and among the Company's parent corporation, Markwest Hydrocarbon, Inc., a Delaware corporation ("Hydrocarbon"), and Markwest Energy Partners, L.P., a Delaware limited partnership ("Energy Partners"), effective February 21, 2008, Hydrocarbon became a direct, wholly owned subsidiary of Energy Partners and the Company became an indirect subsidiary of Energy Partners.

        WHEREAS, upon the close of the Redemption and Merger transaction between Hydrocarbon and Energy Partners, effective February 21, 2008, Energy Partners acquired all of the outstanding Class B Membership Interests (representing 10.3% of all Membership Interests of the Company) from those persons who then held such interests.

        WHEREAS, subsequent to the Redemption and Merger transaction and Energy Partners' acquisition of the outstanding Class B Membership Interests, Energy Partners distributed all but 1% of its acquired Class B Membership Interests to Hydrocarbon, leaving Hydrocarbon as the owner of 99% of the Company's Membership Interests, with all acquired Class B Membership Interests converted to Class A Membership Interests pursuant to Section 3.2 of the LLC Agreement, and Energy Partners as the owner of 1% of the Company's Membership Interests (remaining Class B Membership Interests);

        WHEREAS, the undersigned desires to further amend the LLC Agreement in certain respects.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and acting pursuant to the power and authority granted to them under Sections 18.1 and 6.8(b) of the LLC Agreement, the undersigned hereby agrees as follows:

        1.    Section 16.5(c).    Section 16.5(c) of the LLC Agreement, requiring an annual audit of the Company certified by an independent certified public accountant, is hereby deleted in its entirety.

        2.    Exhibit A.    Exhibit A to the LLC Agreement is hereby amended by replacing Exhibit A in its entirety with the Exhibit A attached hereto.

        3.    Governing Law.    This Amendment No. 4 shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to its conflict of law principles.

        4.    Ratification.    In all other respects, the LLC Agreement is hereby ratified and confirmed and shall remain in full force and effect.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement of MarkWest Energy GP, L.L.C., effective as of the date first written above.

MARKWEST HYDROCARBON, INC.
By:	/s/ FRANK M. SEMPLE Frank M. Semple President and Chief Executive Officer
Address:	1515 Arapahoe Street Tower 2, Suite 700 Denver, Colorado 80202 (303) 925-9200 (phone) (303) 290-8769 (facsimile)
100% Class A Membership Interests and 99% Membership Interests

EXHIBIT A

Name	Percentage of Membership Interest
MarkWest Hydrocarbon, Inc.	99% Class A Membership Interest
MarkWest Energy Partners, L.P.	1% Class B Membership Interest

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  Exhibit 3.8
AMENDMENT NO. 4 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MARKWEST ENERGY GP, L.L.C.
RECITALS
AGREEMENT
EXHIBIT A